                                                                   Exhibit 10.23

                                            ***Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                                        Under 17 C.F.R. Sections
                                                200.80(b)(4), 200.83 and 230.406

                                  OEM AGREEMENT



This Agreement is made on March 16, 1999 ("Effective Date") by and between XYLAN CORPORATION, a California Corporation with offices at 26707 West Agoura Rd., Calabasas, California 91302 ("Xylan"), and PARADYNE CORPORATION with offices at 8545 126th Avenue North, Largo, Florida 33773 ("Buyer"), under which Xylan will sell and Buyer will purchase certain computer hardware and software.


1.       RESALE RIGHTS

         Subject to the terms of this Agreement, Xylan grants to Buyer a non-exclusive, non-transferable worldwide license to market, distribute, sell, lease, rent and maintain the products identified in Exhibit A ("Products") under Buyer's label to end-users and other resellers. The Products shall be modified per Buyer's private label specifications as mutually agreed in accordance with Exhibit B. Buyer shall supply, at its expense and reasonably in advance of orders, the necessary artwork labels and color information for the Products as more fully described in Exhibit B.


2.       PRODUCT PURCHASE AND PRICES

         2.1 Price. Buyer's prices for the Products are listed in Exhibit A in relation to Xylan's OEM Price List and are subject to the terms contained therein. All prices specified are for Buyer as purchaser. All Xylan prices are [***]. In lieu of [***], Buyer [***]. Xylan shall show [***].

                  Xylan may [***] amend the prices on its OEM Price List from time to time and add or remove products from the OEM Price. In the event of a [***], Buyer's new purchase price shall [***] of [***]. Buyer's existing backlog of open orders will be credited the difference between the original price and the decreased price. Xylan will notify Buyer of any price change at least fifteen (15) days prior to said change.

         2.2 Annual Delivery Period. The first Annual Delivery Period shall commence on the Effective Date and shall last twelve (12) months. Subsequent Annual Delivery Periods shall begin at the end of each Annual Delivery Period and last for the next twelve (12) months.

         2.3 Forecast. On the Effective Date of this Agreement and no later than the first day of each calendar month thereafter, Buyer will provide Xylan a written, non-binding detailed forecast setting forth buyer's anticipated monthly needs for the Products during the four (4) calendar month period following the issuance of the forecast. This forecast is to be sent to Xylan at the address indicated in Section 17, to the attention of OEM Program Manager.

         2.4 Under GSA Schedule Agreements, distributors are required to guarantee to their resellers that the prices proposed for products will not increase during the term of the GSA Agreement except where the product cost is authorized to be raised by official GSA modification utilizing the economic price adjustment

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                  clause. Xylan agrees to support this guarantee for any
                  agreements that Buyer may enter into for sale of Product(s) to a GSA distributor or reseller during the term of this Agreement and any extensions thereof.

3.       RESCHEDULING AND CANCELLATION

         3.1 Rescheduling. Buyer may, [***] reschedule the delivery date of a purchase order by giving Xylan notice at least five (5) days prior to the originally requested delivery date; provided, such order must be rescheduled to a date not later than sixty
                  (60) days following the originally scheduled delivery date. After any initial rescheduling of a purchase order, all other rescheduling shall be subject to [***].

         3.2 Cancellation. Buyer may cancel purchase orders (in whole or in part) subject to the schedule and charges set forth in this Section by giving written notice to Xylan. Such notice shall be effective on the date of receipt. Buyer must pay in accordance with Section 5 the full amount of any portion of any Order which is not subject to rescheduling or cancellation by Buyer.

-------------------------------------------------------------------------------
Number of Days Prior to Scheduled        Percent of Order      Cancellation
Delivery                                    Cancelable            Charge
-------------------------------------------------------------------------------
Less than 5 days                              [***]               [***]
-------------------------------------------------------------------------------
6-30 days                                     [***]               [***]
-------------------------------------------------------------------------------
More than 30 days                             [***]               [***]
-------------------------------------------------------------------------------

4.       TERM AND TERMINATION

         4.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue for twenty-four (24) months after which this Agreement shall automatically renew thereafter for additional one (1) year periods unless either party gives written notice of termination at least 60 days prior to the end of the then current term.

         4.2 Termination for Cause. Either party may terminate this Agreement (i) if the other materially breaches any provision of this Agreement and fails to cure such breach within thirty
                  (30) days of written notice describing the breach or (ii) immediately, if Buyer materially breaches the provisions of
                  Section 5.

         4.3 Termination for Insolvency. This Agreement may be terminated with written notice (i)upon the institution by or against Buyer of insolvency, liquidation, receivership, bankruptcy proceedings, or any other proceedings for the settlement of Buyer's debt, if such proceeding is not dismissed within thirty (30) days; or (ii) following Buyer's making an assignment for the benefit of creditors; or (iii) following Buyer's dissolution.

         4.4 Termination for Convenience. This Agreement may be terminated for convenience by mutual agreement upon one hundred eighty
                  (180) days written notice by either party.

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         4.5      Obligations of Termination. Upon any of the following events,
                  Buyer shall reimburse Xylan for reasonable direct expenses incurred relating to Unique Components not delivered to Buyer for any of the following reasons: (i) Xylan's termination for cause, (ii) Buyer's termination for convenience, or (iii) Buyer's cancellation of all or part of a purchase order (see
                  Section 3.2).

                  Buyer's maximum reimbursement obligation under this Section
                  4.5 shall be [***]. Xylan shall take reasonable steps to mitigate such costs and shall notify subcontractors, if any, to do likewise. Upon Buyer's request, Xylan will provide appropriate support documentation for such costs.

         4.6 Survival of Certain Terms. The provision in Sections 1,2.4, 5, 7, 9, 11, 12, 13, 14, 15, 16, 17, and 18 shall survive expiration or termination of this Agreement for any reason. All other rights and obligations shall cease upon termination of this Agreement, except that in the event Buyer terminates this Agreement under Section 4.4, any minimum purchase requirement mutually agreed upon (Deleted) shall, at Xylan's option, survive and be satisfied in accordance with the terms and conditions of this Agreement.

         4.7 Return of Materials. All of Xylan's trademarks, marks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind will remain the property of Xylan. Within thirty
                  (30) days after the termination of this Agreement, Buyer will prepare all such items in its possession for shipment, as Xylan may direct, at Xylan's expense. Buyer will not make or retain any copies of any of Xylan's Proprietary Information which may have been entrusted to it. Effective upon any termination of this Agreement pursuant to Section 4.2 or 4.3 above, Buyer will cease to use all trademarks and trade names of Xylan. Upon termination of this Agreement, Xylan may at its option repurchase all or part of the Buyer's existing inventory of the Products.


5.       PAYMENT TERMS

         All payments shall be made in U.S. currency in the United States and shall be due within thirty (30) days after the date of invoice. Without limiting any other remedy provided in this Agreement, in the event Buyer is delinquent in the payment of any invoice or is otherwise in breach of this Agreement, Xylan, may in its discretion, withhold shipment (including partial shipments) of any order or may, at its option, require Buyer to pay C.O.D. for further shipments. Buyer agrees to pay [***] on payments more than ten (10) days past due.


6.       ORDERING, SHIPMENT AND ACCEPTANCE

         6.1 Ordering. All purchase orders shall be dated, uniquely numbered for identification and incorporate the terms and conditions of this Agreement. The terms and conditions of this Agreement prevail regardless of any terms or conditions on the purchase order. Orders are subject to acceptance by Xylan and assignment of delivery schedules in accordance with availability. With respect to Generally Available Products, Xylan agrees to accept and fill any requested delivery date with a standard lead time of at least thirty (30) days

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                  from the order date; provided however, beginning with the
                  fourth calendar month following the Effective Date, Xylan agrees to accept and fill forecasted Generally Available Products with a lead time of fourteen (14) calendar days from the order date. Additionally, Xylan agrees to make commercially reasonable efforts to meet non-forecasted delivery orders requesting delivery within fourteen (14) calendar days of the order. Xylan will accept or reject Buyer's orders within two (2) days of receipt. If Xylan does not confirm or reject Buyer's order by written notice within two (2) days, Buyer's order will be deemed accepted by Xylan. Facsimile release orders will be accepted as releases against purchase orders. Buyer may order Products either as fully configured units or as subassemblies. Buyer shall purchase Products by issuing a written purchase order indicating a model number, description of the Products being ordered, quantity, price, ship-to location, invoice point and delivery date requested.

                  Xylan shall provide Buyer with the TELCO version of the models ordered, where available. Such TELCO versions will include Buyer's CLEI codes where provided by Buyer.

                  Xylan shall use reasonable commercial efforts to fill Buyer's orders for the Products within fourteen (14) days after receipt of order, but only if Buyer has issued a detailed forecast in accordance with Section 2.3.

         6.2 Shipment and Delivery. Delivery is F.O.B. Xylan, Calabasas. All title and risk of loss or damage with respect to the Products shall pass to Buyer on delivery to the Buyer's common carrier. Xylan will provide Buyer with a shipment acknowledgement form by facsimile within twelve (12) to twenty-four (24) hours of the shipment to Buyer's customer. Xylan will include at a minimum, the serial number of the unit, the date shipped, the part number and quantity shipped and the carrier name on the acknowledgement form along with a copy of the waybill. Buyer grants Xylan a security interest in Products purchased under this Agreement to secure payment for those Products purchased. If requested by Xylan, Buyer shall execute financing statements, from time to time, to perfect this security interest. Xylan shall make commercially reasonable efforts to deliver Products in accordance with Buyer's instructions regarding shipping and choice of common carrier at the F.O.B. point. Buyer must notify Xylan within thirty (30) days of receipt of the Products of any discrepancies or of any reason for rejection of the Products. If Buyer fails to so notify Xylan within such thirty (30) day period, Buyer will be deemed to have accepted the Products.


7.       WARRANTY AND LIMITATIONS

         7.1 Xylan warrants to Buyer, and only to Buyer, that hardware Products delivered on or after the Effective Date of this Agreement will be free from material defects in material and workmanship under conditions of normal and proper use and will substantially conform to Product specifications for a period of twelve (12) months from date of shipment to the Buyer.

         7.2 Xylan warrants to Buyer and only to Buyer that hardware Products delivered prior to the Effective Date of this Agreement will be free from material defects in material and workmanship under conditions of normal and proper use and


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                  will substantially conform to Product specifications for a period of twenty-four (24) months from the date of shipment to the Buyer.

         7.3 BUYER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTY SHALL BE REPLACEMENT OF OR (AT XYLAN'S OPTION IF DESPITE COMMERCIALLY REASONABLE EFFORTS REPLACEMENT IS IMPRACTICAL) REFUND FOR RETURNED NON-CONFORMING UNITS OF THE PRODUCTS FOR WHICH FULL DOCUMENTATION AND PROOF OF NON-CONFORMITY IS PROVIDED TO XYLAN WITHIN THE APPLICABLE WARRANTY PERIOD AFTER THE ORIGINAL NON-CONFORMING UNITS ARE RECEIVED BY BUYER. EXCEPT FOR THE FOREGOING WARRANTIES XYLAN DOES NOT WARRANT THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY PRODUCT OR PERFORMANCE, DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO, PRODUCT, SPECIFICATIONS, SUPPORT SERVICE OR ANYTHING ELSE AND DOES NOT MAKE ANY WARRANTY TO BUYER'S DISTRIBUTORS, CUSTOMERS OR AGENTS. XYLAN HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE.

         7.4 THIS WARRANTY DOES NOT INCLUDE AND XYLAN SHALL NOT BE RESPONSIBLE FOR DAMAGE TO THE PRODUCTS RESULTING FROM A CAUSE OTHER THAN PRODUCT DEFECT OR MALFUNCTION, INCLUDING IMPROPER INSTALLATION, NEGLECT, ACCIDENT, UNREASONABLE USE, OR SERVICING OR MODIFICATION OF THE PRODUCT BY ANYONE OTHER THAN XYLAN OR AN ORGANIZATION CERTIFIED BY XYLAN.

         7.5 Warranty service may be obtained by (i) providing the Xylan Customer Service Department with written notification of a defect before the expiration of the warranty period, (ii) returning the defective product to Xylan's designated repair depot within sixty (60) days of Xylan's issuance of a Return Material Authorization ("RMA"), and (iii) providing proof of purchase date and written description of the problem or failure. Buyer agrees to prepay shipping charges and assume risk of loss or damage in transit. Buyer's failure to package the hardware Product in the original packaging or packaging substantially similar to the original packaging may void the warranty. If the hardware Product is damaged in transit, the customer must file a claim with the carrier. Xylan will be responsible for payment of shipping charges for return of the hardware Product to Buyer.

                  Upon return of such repaired Product, the warranty with respect to such Product will continue for the remaining unexpired warranty or ninety (90) days, whichever is longer.

         7.6 No hardware Product may be returned or exchanged for repair except as provided for herein. All repairs shall be performed at a Xylan authorized service center. To return an item for repair, the Xylan Customer Service Department must be contacted to obtain an RMA number. No equipment may be returned without obtaining this RMA number.


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         7.7      Xylan will provide Buyer with Software Fixes (bug fixes and critical patches intended to correct feature or function deficiencies in the Product) and maintenance releases for Products during the first ninety (90) days after the Products are purchased from Xylan. Outside this period, software fixes shall be available only through new software releases pursuant to the terms and conditions of Exhibit D.

         7.8 Xylan shall provide to Buyer out of warranty repair for Products at its then prevailing repair rates less Buyer's discount per Exhibit A and according to the terms and conditions of this Section 7.

         7.9 If a revision change to the Product addresses an identified customer problem which has not been previously resolved by a Fix or Update, Xylan will, at its expense, provide Buyer with the new version of the Product.


8.       ENGINEERING CHANGES

         8.1 Xylan may, without prior approval from or prior notice to Buyer, make changes to the Products (i) which do not adversely affect form, fit, or function or performance at a higher level of assembly, and/or (ii) when required for safety regulatory, or legal purposes.

         8.2 Xylan will make reasonable efforts to notify Buyer of changes to the Products which affect form, fit or function forty-five
                  (45) days in advance of scheduled shipment. If Buyer notifies Xylan that the changes are unacceptable within thirty (30) days of notification by Xylan, Xylan shall, at its option, either (i) accommodate Buyer's objections in the changed configuration; or (ii) provide Buyer end-of-life Products under the previous configuration in a quantity mutually agreed; or (iii) cancel the entire order and refund to Buyer any pre-paid amount. If Buyer does not provide Xylan with written notification of objection within thirty (30) days after such notification by Xylan, Xylan shall have no obligation to accommodate Buyer's objections.

         8.3 Xylan agrees to negotiate in good faith any engineering changes requested by Buyer. Engineering changes, as defined by this Section 8.3, represent changes in either cosmetic appearance of or functionality of the Products that is not currently included in Xylan's specifications and user manuals and which are not addressed in the Statement of Work, Exhibit
                  B. In the event Buyer requests an engineering change, Xylan's acceptance of the change shall be conditioned upon Buyer's agreement (i) to pay for all rework of units not shipped, (ii) to pay for all work in progress, (iii) to pay Non-Recurring Engineering charges to implement such change and (iv) to reimburse Xylan for any and all reasonable costs of raw materials, equipment and other goods and services, if any, required for the Products and made obsolete by the engineering change. Xylan shall take all reasonable steps to mitigate such costs and shall notify subcontractors, if any, to do likewise.

9.       TRADEMARK USAGE

         9.1 Except as provided in Section 9.2 below, Xylan hereby grants to Buyer a non-exclusive, worldwide, royalty-free right and license, during the term of this Agreement, to utilize any trademarks, logotypes and similar materials of Xylan


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                  ("Trademarks") solely in connection with the sale and
                  distribution of the Products by Buyer. However, Buyer is limited to such use in a manner, which is not reasonably misleading, confusing, or deceiving nor likely to be injurious or inimical to the best interests of Xylan. Buyer agrees to diligently safeguard such Trademarks.

         9.2 Any right to use Trademarks of Xylan shall terminate with this Agreement, except that Buyer shall retain such rights with respect to any Products remaining in Buyer's inventory or right to sell spares parts or manuals to be purchased from Xylan, if any, after termination. Buyer shall respect all rights of Xylan in Trademarks during the term of this Agreement and thereafter.

10.      NON-COMPETITION

         Xylan will not sell the OmniSwitch product directly to end-users where Xylan is aware that: (i) the end user has purchased the OmniSwitch product and Buyer's DSLAMS from Buyer and (ii) the end user's intent is to use the OmniSwitch it would purchase from Xylan to directly collocate with and/or connect to Buyer's DSLAMS. Moreover, Xylan will not encourage distributors or resellers of the OmniSwitch product (other than Buyer) to sell the OmniSwitch product to end-users under circumstances set forth in the preceding sentence.

11.      CONFIDENTIALITY

         11.1 Confidentiality. The Mutual Confidentiality Agreement between the Buyer and Xylan dated April 28, 1997 is hereby incorporated into and made a part of this Agreement and shall remain in effect for a period of five (5) years after the termination of this Agreement.

         11.2 This Agreement shall impose no obligation upon the receiving party with respect to any proprietary information which (i) is now or which subsequently becomes generally known or available by publication, general use, or otherwise; (ii) was known by the receiving party prior to the time of disclosure as showed by the receiving party's files and records immediately prior to the time of disclosure; (iii) is furnished by the disclosing party to third parties without restriction on disclosure; (iv) is subsequently rightfully furnished to the receiving party by a third party without restriction on disclosure; or (v) is independently developed by the receiving party as demonstrated by such party's files and records, provided that the person or persons developing same have not had access to the proprietary information.


12.      INDEMNIFICATION AGAINST INFRINGEMENT

         12.1 Xylan represents that it has the sufficient right, title and interest in the Products to enter into this Agreement and to grant the license rights as stated in Section 14.4. Xylan agrees, at its own expense, to defend, indemnify and hold Buyer, its directors, officers, shareholders, employees and agents harmless against any suit, claim, or proceeding brought against Buyer alleging that any use of the Products as delivered by Xylan infringes any duly issued patent, copyright or trademark or any trade secret of any third party, provided that Buyer (i) promptly notifies Xylan in writing of any such suit, claim or proceeding; (ii) allows Xylan to defend, settle or otherwise dispose of such suit or proceeding and, at its expense, to direct the defense of such suit, claim, or proceeding; (iii) gives Xylan sole authority, full information and, at Xylan's


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                  expense, assistance necessary to defend such suit, claim, or proceeding; and, (iv) does not enter into any settlement of any such suit, claim or proceeding without Xylan's written consent. This obligation will not cover (a) any claim that the combination or operation of any of the Products with products not supplied by Xylan infringes any third party's rights as used in combination with products not supplied by Xylan to the extent such claim relates to such combination; or (b) any claim that arises out of Xylan's compliance with technical specifications provided by Buyer.

         12.2 If such claim has occurred, or in Xylan's opinion is likely to occur, Buyer agrees to permit Xylan at its option and expense, either to procure for Buyer the right to continue using the Product or to replace or modify the same so that it becomes non-infringing, or, if in Xylan's judgment neither of the foregoing alternatives is reasonably available, cease all use and distribution of the Product and refund to Buyer the price thereof as depreciated by an equal annual amount over a five
                  (5) year period. Xylan shall not be responsible for any settlement it does not approve in writing. THE FOREGOING PROVISIONS OF THIS SECTION 12 STATE THE ENTIRE LIABILITY AND OBLIGATION OF XYLAN AND THE EXCLUSIVE REMEDY OF BUYER AND ITS CUSTOMERS, WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF ANY ALLEGED PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCTS OR ANY PART THEREOF.

         12.3 Buyer shall be solely responsible for any claims, warranties or representation made by Buyer or its employees, agents or resellers that differ from the warranty provided by Xylan.

13.      LIMITATIONS OF LIABILITY

         Except for payment obligations, violation of a license, breaches of confidentiality or express indemnity obligations, each party's liability to the other under this Agreement shall be limited to [***] ([***]) or the [***], whichever is greater. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF ITS PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THIS AGREEMENT EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. Both parties release the other from all obligation, liability, claims or demands in excess of the limitations provided in this Section 13.

14.      INTELLECTUAL PROPERTY RIGHTS

         14.1 Xylan represents and warrants that it has sufficient right, title and interest in existing products to modify the products to develop the Products specified in Exhibit A. Xylan will have and retain all proprietary rights in the results of the development work; including, without limitation, all intermediate and final specifications and products unless otherwise expressly agreed in this Agreement or any addendum thereto. Xylan may incorporate those results into any Xylan product for use, license, lease or other disposition, and/or Xylan may use or dispose of the technology and/or resulting products in any manner Xylan chooses.

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                  With respect to any jointly developed products between Xylan and Buyer, the issues of ownership and obtaining and paying for any necessary third party licenses will be separately addressed in an addendum executed by both parties to this Agreement.

         14.2 Buyer agrees that nothing in this Agreement may be construed to grant by implication any license to Xylan's intellectual property or design rights. Buyer agrees that as between the parties Xylan retains full title to any intellectual property, or design rights for Products mentioned herein. Buyer agrees not to reverse engineer the Products or any software, firmware, hardware, or other technology contained therein.

         14.3 With respect to software and firmware, hardware or other technology delivered hereunder, notwithstanding any use of the terms "Sale" or "Sell" or the like elsewhere in this Agreement, Buyer agrees not to copy, use, or distribute such software or firmware except as specifically provided for in this Agreement.

         14.4 Xylan grants to Buyer a non-exclusive, non-transferable, worldwide license to redistribute software Products purchased by Buyer under this Agreement, solely to end-users of the software Products. Xylan does not grant Buyer the right to reproduce, alter, modify or change the software Products. Each copy of each software Product shall be sublicensed pursuant to terms and conditions at least as protective of Xylan's rights as the end-user license agreement attached as Exhibit C. Buyer agrees to use commercially diligent efforts to enforce the obligations of its end-user license agreements and to inform Xylan immediately of any known breach of such obligations. Breach of this provision may result in immediate termination of this Agreement.

         14.5 Buyer is notified that the software Products delivered hereunder may contain software licensed to Xylan by certain third party licensors. LICENSORS MAKE NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND LICENSORS SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Licensors do not warrant that the software will meet the requirements of Buyer or its end-users or that the operation of the software will be uninterrupted or error-free. Licensors are third party beneficiaries of this
                  Section 14 with rights of enforcement.

15.      ASSIGNMENT

         15.1 Assignment. Either party shall have the right to assign this Agreement, whether by sale, merger or otherwise, and to assign its rights and delegate its duties under this Agreement in whole at any time upon written notice to the non-assigning party and without the non-assigning party's consent. Upon an assignment by either party and with thirty days prior written notice the non-assigning party may terminate the Agreement in the event that the assignee, in the non-assigning party's reasonable opinion, is a competitor of the non-assigning party or is of questionable financial stability and/or soundness. Notwithstanding the above, either pasty may without consent assign or transfer this Agreement, in whole or in part, to its parent or any of its affiliates in which it has greater than fifty percent (50%) ownership. An assignment pursuant to this section shall neither affect nor diminish any rights or duties that either party may then thereafter have as to Products, licensed materials or services



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                  delivered prior to the effective date of this assignment. Upon the assumption of the duties under this Agreement by the assignee, the assigning party shall be released and discharged, to the extent of the assignment, from all further duties under this Agreement as to Products, licensed materials or services not delivered by the assigning party by the effective date of the assignment.

         15.2 Subject to the limitations herein expressed, this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, personal representatives, guardians, heirs and assigns.

16.      EXPORT CONTROLS

         Both parties agree to fully comply with all applicable United States and EU or other countries regulations and laws in effect now and hereinafter, including compliance with all export controls on the distribution or dissemination of Products, technology, and information related to and/or exchanged under this Agreement. A party's failure to comply strictly with this clause will constitute its material breach of this Agreement and if not cured within thirty (30) days may result in immediate termination for cause. Xylan will provide Buyer with required documents and reasonable assistance with respect to export compliance.

17.      NOTICES

         All notices shall be sent to the following address or to such other address as one party notifies the other of in writing:

         If to Buyer:           PARADYNE CORPORATION
                                LAW DEPARTMENT
                                8545 126th Avenue North
                                Largo, Florida 33773
                                Attn: Manager, Corporate Contracts
                                TEL: 727/530-2612
                                FAX: 727/532-5234

         If to Xylan:           XYLAN CORPORATION
                                26707 West Agoura Road
                                Calabasas, California 91302
                                Attn: Legal Department
                                FAX: 818-880-3505
                                Telephone: 818-880-3500

All notices required under this Agreement shall be deemed given when hand delivered; mailed by certified mail, return receipt, postage prepaid; or deposited for next-day delivery with a reliable overnight courier service.

18.      GENERAL PROVISIONS

         18.1 Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts beyond the reasonable control of such party. Such acts shall include but not be limited to acts of God, labor conflicts, acts of war or civil disruption, governmental regulations imposed after the fact, public utility failures, industry wide shortages of labor or material, or natural disasters. In the event of interruption of Xylan's manufacture or shipment for reasons beyond Xylan's reasonable control, Xylan may allocate production or shipment among its customers in a fair and reasonable manner. Should such force majeure condition continue uninterrupted for a period of sixty (60) days, the parties agree to negotiate in good faith a fair and equitable solution.

         18.2 Compliance and Separability. Both parties shall comply with all applicable country, federal, state, and local laws, rules and regulations. Each party shall indemnify and hold harmless the other party, its successors, assigns and its customers against any liability, loss or expense (excluding attorneys' fees) arising out of such party's non-compliance therewith. Also, each party shall furnish to the other party any non-confidential information in such furnishing party's possession required by such other party during the term of this Agreement to enable it to comply with the requirements of any federal, state, local or foreign government agency.

                  If any term or provision of the Agreement shall be found to be illegal or unenforceable therein, this Agreement shall remain in full force and effect and such term or provision shall be deemed stricken and the parties will endeavor to substitute similar language that is as consistent as possible with the original intent.

         18.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and the United States, without regard to conflicts of law provisions thereof and without regard to the United Nations Convention on contracts for the International Sales of Goods. The sole jurisdiction and venue for actions related to the subject matter hereof shall be Illinois state and U.S. federal courts having within their jurisdiction the location of Xylan's principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by Illinois state or U.S. federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys' fees. The English language version of this Agreement prevails when interpreting this Agreement.

         18.4 Entire Agreement. This Agreement, including Exhibits A through E and all addenda attached hereto, which are hereby incorporated by reference, represents the entire Agreement between the parties relating to the subject matter and supersedes all prior representations including discussions, negotiations and agreements, whether written or oral. No amendment to this Agreement shall be effective unless it is in writing, dated subsequent hereto, refers explicitly to this Agreement and is signed on behalf of Buyer and Xylan by their duly authorized representatives. No terms or conditions on Buyer's purchase order form or Xylan's order acknowledgment form will be effective to modify or supplement this Agreement.

         18.5 Waiver. No waiver will be implied from a party's conduct or failure to enforce its rights thereunder. No waiver will be effective unless in writing signed on behalf of the party against whom the waiver is asserted.

         18.6 Media Releases. Press releases and other like publicity regarding this Agreement which mentions this Agreement or the other party by name shall not be released without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         18.7 Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the ability to bind the other or to incur any obligation on its behalf. Xylan acknowledges that work done by its subcontractors is deemed work done by Xylan.

         18.8 Headings. Heading and captions are for convenience only and are not to be used in the interpretation of this Agreement.

         18.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         18.10 Indemnification of Xylan. Except for warranty claims for which Xylan is liable under Section 7 and indemnity claims covered by Section 12, Buyer agrees to indemnify and hold Xylan harmless against claims or damages (inclusive of costs and attorneys' fees) made against Xylan as a result of negligence, recklessness, misrepresentation, error or omission by Buyer or its employees, agents or representatives, or failure to pay required amounts (including taxes) due under this Agreement. Buyer will be responsible for any warranties beyond the scope of this Agreement which Buyer makes to its customers. Xylan agrees to indemnify Buyer against claims or damages (inclusive of costs and reasonable attorney's fees) made against Buyer as a result of Xylan's negligence, recklessness, misrepresentations, error or omission by Xylan or its employees.

         18.11 Arbitration. Any controversy or claim, whether based on contract, tort, or other legal theory (including, but not limited to, any claim of fraud or misrepresentation),arising out of or related to this Agreement may be resolved by arbitration pursuant to this paragraph and the then current rules and supervision of the American Arbitration Association. The arbitration shall be held in the headquarters city of the party not initiating the claim before a single arbitrator who is knowledgeable in business information and electronic data processing systems. The arbitrator's decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator shall not have the power to award punitive or exemplary damages. Arbitration issues shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Illinois. Each party shall bear its own attorneys' fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association.

         18.12 Quality. Xylan agrees to comply with the quality standards outlined in Exhibit E hereto.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES WITH EACH PARTY INTENDING TO BE LEGALLY BOUND.


FOR BUYER                     FOR XYLAN

By:                           By:          Yuri Pikover

Signed     /s/                Signed:      /s/

Title:                        Title: Exec. Vice President, Business Development

Date:      4/1/99             Date:        3/18/99

                                    EXHIBIT A

                              PRODUCTS AND PRICING


1.       PRODUCTS

The Products are private label versions of Xylan's products as contained in Xylan's OEM Price List on the Effective Date.

Pricing to Buyer for private label versions of Xylan Products is as follows:

    Products         Discount Off Xylan's Then-Current OEM List Price
    [***]            [***]
    [***]            [***]
    [***]            [***]
    [***]            [***]
    [***]            [***]

Buyer may purchase the Products according to the discount schedule described above. A copy of Xylan's current OEM Price List is attached hereto. Buyer has the right under this Agreement to purchase the Products at the discount levels stated herein or as otherwise mutually agreed upon by both parties in writing pursuant to Section 17 hereof and amended to this Agreement.

2.       NOTES TO PRICING

The discount schedule described above applies to all Products, including demonstration equipment and spares.

---------------------------------
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                                                                         Page 14

                                    EXHIBIT B
                           STATEMENT OF WORK SCHEDULES

[***]

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                                                                         Page 15

                                    EXHIBIT C
                            XYLAN'S END USER LICENSE

                                XYLAN CORPORATION
                           SOFTWARE LICENSE AGREEMENT

                                    IMPORTANT
    PLEASE READ THE TERMS AND CONDITIONS OF THIS LICENSE AGREEMENT CAREFULLY
                           BEFORE OPENING THE PACKAGE.

BY OPENING THE PACKAGE CONTAINING THE PROGRAM DISKETTES, THE SOFTWARE THEREIN, AND THE ACCOMPANYING USER DOCUMENTATION, YOU (THE "LICENSEE") ACCEPT AND AGREE TO THE TERMS OF THIS LICENSE AGREEMENT. IF THE LICENSEE IS NOT WILLING TO BE BOUND BY THE TERMS OF THIS LICENSE AGREEMENT, DO NOT OPEN THE PACKAGE. PLEASE PROMPTLY RETURN THE PACKAGE IN UNOPENED FORM TO THE PLACE WHERE THE LICENSEE OBTAINED IT FOR A FULL REFUND.

1. LICENSE GRANT. This is a license, not a sales agreement, between Licensee and Xylan. Xylan hereby grants to Licensee, and Licensee accepts, a non-exclusive, non-transferable license to use the program media and the computer software contained therein in object-code-only form, and the accompanying user documentation (collectively referred to as the "Licensed Files"), only as authorized in this License Agreement. Licensee may, subject to the terms of this License Agreement, use one copy of the software in tangible object code form only, for physical loading into a single central processing unit (also referred to as a management processor module, or MPM) of the Licensee's system. Licensee agrees not to assign, sublicense, transfer, pledge, lease, rent, or share its rights under this License Agreement. Licensee may retain the program media for backup purposes with retention of Xylan's copyright and other proprietary notices. Licensee shall not and shall not attempt to decompile, reverse engineer or otherwise gain access to any source code for the Licensed Files. Except as authorized under this paragraph, no copies of the Licensed Files or any portions thereof may be made by Licensee.

2. XYLAN'S RIGHTS. Licensee acknowledges and agrees that the Licensed Files are the sole property of Xylan and its licensors, protected by U.S. copyright law, trademark law, and is licensed on a right to use basis. Licensee further acknowledges and agrees that all rights, title, and interest in and to the Licensed Files are and shall remain with Xylan and its licensors and that no such right, license, or interest shall be asserted with respect to such copyrights and trademarks and any related know-how, ideas, and programs. This License Agreement does not convey to Licensee an interest in or to the Licensed Files, but only a limited right to use revocable in accordance with the terms of this License Agreement.

3. CONFIDENTIALITY. Xylan considers the Licensed Files to contain valuable trade secrets of Xylan, the unauthorized disclosure of which could cause irreparable harm to Xylan. Except as expressly set forth herein, Licensee agrees to use reasonable efforts not to disclose the Licensed Files to any third parties and not to use the Licensed Files other than for the purpose authorized by this License Agreement. This confidentiality obligation shall continue after any termination of this License Agreement.

4. INDEMNITY. Licensee agrees to indemnify, defend and hold Xylan harmless from any claim, lawsuit, legal proceeding, settlement or judgment (including without limitation Xylan's reasonable United States and local attorneys' and expert witnesses' fees and costs) arising out of or in connection with the copying, marketing, performance or other distribution of the Licensed Files.

5. LIMITED WARRANTY. Xylan warrants, for Licensee benefit alone, that the program diskettes in which the computer software is embedded and the documentation shall, for a period of Ninety (90) days from the date of commencement of this License Agreement (referred to as the Warranty Period), be free from material defects in material and workmanship under normal use. Xylan further warrants, for Licensee benefit alone, that during the Warranty Period the software shall operate under normal use substantially in accordance with the specifications in the User's Guide. If during the Warranty Period, a defect in the software appears, Licensee may return the Licensed Files to Xylan for either replacement or, if so elected by Xylan, refund of amounts paid by Licensee under this License Agreement. EXCEPT FOR THE WARRANTIES SET FORTH ABOVE, THE LICENSED FILES, AND THE SOFTWARE CONTAINED THEREIN, ARE LICENSED "AS IS" AND LICENSOR DISCLAIMS ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. LIMITATION OF LIABILITY. Xylan's cumulative liability to Licensee or any other party for any loss or damages resulting from any claims, demands, or actions arising out of or relating to this License Agreement shall not exceed the license fee paid to Xylan for the use of the Licensed Files. IN NO EVENT SHALL XYLAN BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES OR LOST PROFITS, EVEN IF XYLAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO LICENSEE.

7. EXPORT CONTROL. Licensee may not export or re-export the Licensed Files, without complying with all United States export laws and regulations, including but not limited to (i) obtaining prior authorization from the U.S. Department of Commerce if a validated export license is required, and (ii) obtaining "written assurances" from licensees, if required.

8. SUPPORT AND MAINTENANCE. Except as may be provided in a separate agreement between Xylan and Licensee, if any, Xylan is under no obligation to maintain or support the copies of the Licensed Files made and distributed hereunder and Xylan has no obligation to furnish Licensee with any further assistance, documentation or information of any nature or kind. Licensee is solely responsible for the support and maintenance of all portions of any Licensed Files.

9. TERM. This License Agreement is effective upon Licensee opening of this package and shall continue until terminated. The Licensee may terminate this License Agreement at any time by returning the Licensed Files and all copies thereof and extracts therefrom to Xylan. Xylan may terminate this License Agreement upon the breach by Licensee of any term hereof. Upon such termination by Xylan, Licensee agrees to return to Xylan or destroy the Licensed Files and all copies and portions thereof.

10. GOVERNING LAW. This License Agreement shall be construed and governed in accordance with the laws of the State of California.

11. SEVERABILITY. Should any term of this License Agreement be declared void or unenforceable by any court of competent jurisdiction, such declaration shall have no effect on the remaining terms herein.

12. NO WAIVER. The failure of either party to enforce any rights granted hereunder or to take action against the other party in the event of any breach hereunder shall not be deemed a waiver by that party as to subsequent enforcement of rights or subsequent actions in the event of future breaches.

13. NOTES TO UNITED STATES GOVERNMENT USERS. Software and documentation are provided with restricted rights. Use, duplication or disclosure by the government is subject to (i) restrictions set forth in GSA ADP Schedule Contract with Xylan's reseller(s), or (ii) restrictions set forth in subparagraph (c) (1) and (2) of 48 CFR 52.227-19, as applicable.

14. THIRD PARTY MATERIALS. Licensee is notified that the Licensed Files may contain third party software and materials licensed to Xylan by certain licensors ("Licensors"). LICENSORS MAKE NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND LICENSOR AND ITS SUPPLIERS SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Licensors do not warrant that the third party software and materials will meet

Licensee's requirements or that the operation of the software will be uninterrupted or error-free. Licensors are third party beneficiaries to this License Agreement will full rights of enforcement.

                                    EXHIBIT D

                         TRAINING, SERVICE, AND SUPPORT

This Exhibit D documents the maintenance and support available by XYLAN to Buyer, and where applicable, to the end-users and Paradyne's service provider partners, for the Products delivered under this Agreement.

I.   PREMISES

         1.   LEVELS OF SUPPORT SERVICE

                  Support services are two tiered. Support provided by Buyer or Buyer's Authorized Service Providers to its end-users is Level I Support. Support provided by XYLAN to Buyer is Level II Support.

         2.   CLASSIFICATION OF PROBLEM SEVERITY

--------------------------------------------------------------------------------
Degree            Diagnosis
--------------------------------------------------------------------------------
Severity 1        [***]
--------------------------------------------------------------------------------
Severity 2        [***]
--------------------------------------------------------------------------------
Severity 3        [***]
--------------------------------------------------------------------------------
Severity 4        [***]
--------------------------------------------------------------------------------

II.  LEVEL II SUPPORT PROCEDURE

         XYLAN shall make commercially reasonable efforts to provide Level II Support to Buyer according to the following procedures:

         1.   INITIAL RESPONSE

         XYLAN will provide a one hour call back to Buyer's calls to the nearest XYLAN Service Center, pursuant to the following chart:

--------------------------------------------------------------------------------
SERVICE CENTERS   NUMBERS TO CALL                     BUSINESS HOURS
--------------------------------------------------------------------------------
XYLAN U.S.        1-800-XYLAN-96 (within the U.S.)    24 hours a day
                  1-818-878-4507 (for International
                  callers)
--------------------------------------------------------------------------------
XYLAN EUROPE      31-23-556-100                       8AM - 7PM (CET)
                                                      Monday thru Friday
                                                      (excluding local holidays)
--------------------------------------------------------------------------------

Severity l or 2 calls will be responded to within one hour on a 24 hours a day and 7 days a week basis. Buyer may open Severity 3 or 4 cases by email: support@xylan.com or XYLAN will allow Buyer 24 hours a day and 7 days a week XYLAN web site (www) access to open Severity 3 or 4 cases.

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                                                                         Page 19

         2.   PROBLEM TRACKING

         XYLAN will issue Buyer a case number for each new problem reported.

         3.   RESOLUTION

         XYLAN will assist Buyer to ensure the customer receives prompt resolution to XYLAN product issues. Xylan's escalation procedure according to Problem Severity are outlined below. XYLAN will make the designated escalation contacts available to Buyer in the event problems are not being resolved in a satisfactory manner.

--------------------------------------------------------------------------------
                        SEVERITY 1    SEVERITY 2    SEVERITY 3    SEVERITY 4
--------------------------------------------------------------------------------
Mgr. Technical Support    [***]         [***]         [***]         [***]
--------------------------------------------------------------------------------
VP Service & Support      [***]         [***]         [***]         [***]
--------------------------------------------------------------------------------
VP Engineering            [***]         [***]         [***]         [***]
--------------------------------------------------------------------------------

Note: Severities 1 and 2 are based on 24 hour clock.

         4.   ON-SITE VISIT

         If it is mutually agreed that a problem resolution would be significantly facilitated by a XYLAN site visit, XYLAN will dispatch the necessary technical personnel. Buyer will dispatch a technical resource on-site to assist XYLAN. If the primary problem is the result of a XYLAN product anomaly, there will be at no charge to Buyer. If the problem is not the result of a XYLAN product anomaly, XYLAN at its sole discretion may bill Buyer at the prevailing rates published in the XYLAN Price List.

III. ON-GOING SUPPORT PROGRAM UNDER LEVEL II SUPPORT

         1.   TRAINING

         XYLAN will provide Buyer certification training for [***] technical support engineers [***] at Xylan's training facilities for each major software release; provided, however, [***] of such training will be charged to Buyer for any cancellation by Buyer within two weeks of such scheduled training session. Buyer will bear the cost for travel and expenses, if applicable.

         2.   SOFTWARE UPDATES AND NEW RELEASES

         XYLAN will make available new Software Releases and Software Updates (as defined in 7.6) upon Xylan's General Availability date. XYLAN will provide FTP server access to the Buyer for the downloading of all mentioned software and their associated release notes. XYLAN grants Buyer the right to duplicate Software Releases and Software Updates to Buyer's customers licensed to use the Software.

         3.   HARDWARE REPLACEMENT SERVICE PROGRAM

         XYLAN shall make commercially reasonable efforts to provide Hardware Replacement Service to Buyer according to the following procedures:

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                                                                         Page 20

         Buyer will be able to request (from Xylan's Customer Support) an RMA number via telephone, E-mail or facsimile. RMA number(s) should be returned within one (1) working day of request. Buyer will return defective parts to Xylan for repair and Xylan will ship repaired parts to Buyer within ten (10) working days from receipt of parts at Xylan (actual delivery of said parts to Buyer will depend upon destination -i.e., customs requirements). Buyer will bear the cost of shipment to Xylan and Xylan will bear the cost of shipment to Buyer or end user.

         If the Xylan equipment is identified as DOA, Xylan will ship a replacement during the same day that the DOA is reported. This same day support will at the expense of Xylan, Buyer will arrange the return of the defective Product to Xylan.

         Note

         Parts Repair Process ensures that the same serial numbered unit is repaired and returned to Buyer (except for Advance Replacement Service and in the case of "product beyond repair"). This service is sometimes required due to import/export and government regulations.

IV.  FEES AND DISCOUNT SCHEDULE FOR SUPPORT SERVICE

         LEVEL II SUPPORT FEE

         In return for information necessary to support Buyer's customers with Buyer's basic and enhanced service offerings, Buyer agrees [***] specifically for the servicing of Xylan Product.

         Buyer and Xylan agree to review this Level II Support Fee (1) the later of six (6) months from the Effective Date of this Agreement, or (2) when sufficient run rate data is available and every six months thereafter for the term of this Agreement, to determine whether, in lieu of the fee described in the previous paragraph, Buyer should pay a flat fee in a mutually agreed upon amount.

V.   LEVEL I SUPPORT

In providing support services by Buyer or Buyer's Authorized Service Providers to its end users, Buyers must satisfy the following requirements satisfactory to XYLAN.

1.   SERVICE REQUIREMENTS

         Buyer must maintain its own Technical Support Center and/or Authorized Service Provider for providing Level I Support, pre-sales and post-sales support to its end users. In order to provide quality service to its end-users, Buyer's Technical Support Center and/or Authorized Service Providers must meet the following requirements:

              a) Staffing a minimum of two designated technical personnel for XYLAN products.

              b) Personnel should have technical competency with XYLAN model numbers, hardware architecture and configurations, software features and functionality, software configuration, and Xylan's OmniVision management software and console user interface.

              c) Personnel should have industry standards experience with Ethernet, Token ring, ATM, FDDI, routers, bridges, and network operating systems.

              d) Buyer's service organization must own and be trained on the use of relevant network trouble-shooting equipment including protocol analyzers, cable testers, and portable PC for console access.

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                                                                         Page 21

2.   END-USER SUPPORT PROCEDURES

         2.1  INITIAL RESPONSE

              Buyer will provide one hour call back to customers during normal business hours, at minimum, Monday through Friday 9 AM to 5 PM local time, excluding local holidays.

         2.2  PROBLEM TRACKING

              Buyer shall have a data base problem tracking capability to assist in providing all of the information necessary and available to access and resolve Product problems.

         2.3  RESOLUTION

              Buyer will use Problem Severities consistent with XYLAN. Buyer should make best efforts to report unresolved cases to XYLAN using the following guidelines whenever possible:

                   -        Severity 1            [***]

                   -        Severity 2            [***]

                   -        Severity 3            [***]

                   -        Severity 4            [***]

              Once the case is reported, the Buyer and XYLAN will work in good faith to develop and execute a plan that will provide a timely and satisfactory resolution. The Buyer still maintains responsibility to provide the customer a technical contact, regular progress updates, and equipment to collect data and perform problem diagnosis.

         2.4  ON-SITE VISITS

              On-site assistance will be provided if the problem can no longer be remotely diagnosed by the Buyer or XYLAN.

3.   ON-GOING SUPPORT TO END-USERS AND AUTHORIZED SERVICE PROVIDERS

         3.1  XYLAN TRAINING

              Buyer will schedule personnel to attend XYLAN training, at XYLAN training facilities, as prescribed by Buyer's Performance Development (Training) Organization. The Buyer's training organization will provide the training needed to support its Technical Support Center or Authorized Service Providers.

         3.2  WARRANTY

              Buyer will provide Software Updates and Hardware exchanges consistent with Xylan's Warranty service period as outlined in this Agreement at no charge to customers.

         3.3  SOFTWARE UPDATES AND NEW RELEASES

              Buyer will provide Software Updates. Buyer will make new software releases and release notes available to the end-user and Authorized Service Providers as appropriate.

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                                                                         Page 22

         3.4  SPARES AND SERVICE PERSONNEL

              Buyer or its Authorized Service Provider will maintain sufficient spares parts inventory and personnel to fulfill warranty administration and any service contracts Intergrator maintains with customer on XYLAN products.

4.   RETURN MATERIAL PROCEDURES

     Buyer shall return the failed part (freight, duties, and insurance prepaid) to:

                           XYLAN Corporation
                           26707 W. Agoura Road
                           Calabasas, CA 91302
                           Attention: Customer Support Department

Package the product(s) to be returned in the same container in which the replacement was received, using the same protective packing material. Place one RMA label on each container. Write piece count on outside each container (i.e., 1 of 2,2 of 2).

International returns, your commercial invoice must include the following statement - "American goods being returned for repair/replacement". Return to be prepaid by shipper to Los Angeles Airport and title transferred to our Customs Broker in Los Angeles for clearance and delivery.

                  Customs Broker:     Air Express Int'l (AEI)
                                      8500 Osage Avenue
                                      Los Angeles, CA 90045
                                      (Tel: 310-216-6600)

                                    EXHIBIT E

QUALITY

X.0      QUALITY ASSURANCE

         Buyer has a significant interest in the quality of the Product. Because the Product has a useful life expectancy greater than the warranty obligation period and because of the good will lost by malfunctioning Products, even though they may be corrected at Seller's expense, it is agreed by Buyer and Seller that without limiting or abridging Buyers rights to inspect the Product prior to acceptance or Seller's post-acceptance obligations provided for in the Agreement, if any, the following provisions shall apply to ensure acceptable quality for Products manufactured for Buyer under the terms & this Agreement:

X. 1     QUALITY CONTROL MONITORING & SOURCE INSPECTION

         Buyer reserves the right, at any time during the term of this agreement, with 48 hours prior notice and subject to product availability, to place one or more personnel in Seller facilities to carry out inspection and tests, process certifications, review of quality data, and other functions Buyer may deem reasonably necessary to maintain quality objectives.

         Personnel authorized by Buyer shall be empowered to reject the material intended for the delivery to Customers in the event that such material fails to meet Xylan specifications. In the event that the Representative ascertains that an item of Product is defective because it fails to meet Xylan specifications, said Representative will advise Seller's authorized personnel and such defect shall be remedied prior to shipment. Rejected lots (or Products) will then be corrected and re-submitted for re-inspection at Seller's expense.

         Buyer may, at its option, implement a sampling inspection with lot rejection in accordance with an appropriate sampling plan and inspection procedure to be accomplished at Seller's facility. If any inspection or test is made on Seller's premises, Seller shall, without additional charge, provide all reasonable facilities and assistance for the safety and convenience of Buyer's inspector subject to the security and safety regulations existing at the facilities.

X.2      ACCEPTANCE TESTS

         Acceptance test procedures for final manufacturing testing and for product acceptance purposes will be mutually agreed upon by the Buyer and Seller if applicable.

X.3      WORKMANSHIP STANDARDS

         All Products shall be in compliance with the Buyer's workmanship standards, IPC-A-610, as a minimum criteria of workmanship.

X.4      QUALITY CONTROL SYSTEM & ISO 9000 COMPLIANCE

         Seller shall maintain the quality control system mutually agreed upon at the Effective Date of this Agreement and as specified in the Xylan specifications. Seller shall, with every reasonable and timely effort, apply for and/or maintain ISO 9001 registration. Seller is expected to use its reasonable best efforts to attain and maintain acceptable ratings resulting from any future quality system assessments.

X.5      SELLER/BUYER CONTINUOUS IMPROVEMENT EFFORTS


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         Buyer and Seller mutually agree to develop a continuous improvement plan in an effort to reduce costs in both processes and Products that will mutually benefit both parties in the areas off

         a.       Target costs

         b.       Cost reduction efforts, including both materials and processes

         c. On time shipments as measured by customer request date and scheduled ship date.

         d.       Repair data.

         e. Cycle time reductions, including manufacturing, repair, release processing spare pans delivery, and others.

         f.       Electronic Data Interchange (EDI).

X.6      NOTIFICATION OF QUALITY ISSUES

         Xylan shall notify Buyer within 24 hours of catastrophic failures affecting customer safety or performance of Product. These failures include, but are not limited to, Product failures which greatly exceed the normal failure rate of Product, or line down conditions at Seller which may impact the timely shipment or quality of Product. Product produced at Seller must demonstrate a confirmed DOA Defect rate of no more than .4% per month.

X.7      CORRECTIVE ACTION FOR QUALITY ISSUES

         Seller is expected to maintain a functioning and documented quality system to provide timely and effective corrective action(s) regarding quality issues. Upon request from Buyer, Seller is to determine the root cause of quality defects, ensure that these defects are prevented from shipping to customers, and provide effective corrective action to prevent the recurrence of these, or similar, defects. Buyer reserves the right to stop shipment of Buyer product from Seller facilities until such actions deemed necessary to corrective the defect have been completed.

X.8      INSPECTION AT DESIGNATED DELIVERY LOCATION

         Within 30 days of the receipt of any Product at its designated delivery location, Buyer may test such Product to confirm conformance to Xylan specifications. Buyer shall be entitled to reject any product that fails to conform to the Xylan specifications. Buyer must notify Seller of any such rejection in writing within five (5) business days of shipment by Seller.

         Upon rejection, Buyer will notify Seller of such rejection and cause for rejection and return the entire shipment or any portion, to Seller. Seller accepts all cost of rejected lots, shipping charges back to Seller and Buyer, any insurance costs, all risk of loss and for rejected Products. If Seller does not receive such notice of any such rejection from Buyer within five (5) business days after shipment of Product, such Product shall be deemed accepted by Buyer for purposes of this Exhibit of this Agreement. Any Products returned under this Section of the agreement will be shipped by a carrier selected by Seller, or Seller will be liable for freight charges at a rate equivalent to Buyer's documented freight rates. If it is determined that any Products returned by Buyer under this Section of this Exhibit are conforming to the Xylan specification then (i) Seller shall utilize such Products for Buyer's releases and Buyer shall, notwithstanding anything to the contrary in this Section, pay for the expenses associated with Buyers original return of such Products to Seller under this Section. Notwithstanding the foregoing, damage to Products caused by Buyer's Shipper shall not be considered a nonconformity to the Xylan specification.


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